As filed with the Securities and Exchange Commission on September 11, 2003
                                                     Registration No. 333-104545
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        ---------------------------------
                                 POST EFFECTIVE
                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        ---------------------------------

SCOTTISH RE GROUP LIMITED                 CAYMAN ISLANDS     98-0362785
(FORMERLY KNOWN AS SCOTTISH
ANNUITY & LIFE HOLDINGS)

SCOTTISH  HOLDINGS STATUTORY TRUST II     DELAWARE           TO BE APPLIED FOR

SCOTTISH  HOLDINGS STATUTORY TRUST III    DELAWARE           TO BE APPLIED FOR


(Exact name of registrant                (State or other     (I.R.S. Employer
as specified in its charter)             jurisdiction of     Identification
                                         incorporation or    Number)
                                         organization)

        P.O. BOX 2939
   CROWN HOUSE, THIRD FLOOR                     CT CORPORATION SYSTEM
     4 PAR-LA-VILLE ROAD                          111 EIGHTH AVENUE
    HAMILTON HM MX BERMUDA                        NEW YORK, NY 10011
        (441) 295-4451                               (212) 590-9200
(Address, including zip code,              (Name, address, including zip code,
and telephone number, including              and telephone number, including
  area code, of registrant's                 area code, of agent for service)
 principal executive offices)
                        ---------------------------------
                                 With Copies to:
     PAUL GOLDEAN, ESQ.                          HUGH T. McCORMICK, ESQ.
 SCOTTISH RE GROUP LIMITED                       STEPHEN G. ROONEY, ESQ.
  CROWN HOUSE, THIRD FLOOR                LeBOEUF, LAMB, GREENE & MacRAE, L.L.P.
    4 PAR-LA-VILLE ROAD                            125 WEST 55TH STREET
   HAMILTON HM 08 BERMUDA                           NEW YORK, NY 10019
       (441) 295-4451                                 (212) 424-8000
                        ---------------------------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
                        ---------------------------------
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                        ---------------------------------
                                             (cover continued on following page)

================================================================================

                         CALCULATION OF REGISTRATION FEE
                                                                       Proposed
                                                                       maximum            Proposed maximum
         Title of each class of               Amount to be          offering price       aggregate offering           Amount of
      securities to be registered            registered (1)           per share               price (2)         registration fee (3)
Senior debt securities and subordinated
  debt securities of Scottish Re Group
  Limited...............................
Ordinary Shares, $0.01 par value, of
  Scottish Re Group Limited.............
Preferred Shares, $0.01 par value, of
  Scottish Re Group Limited.............
Depositary Shares of Scottish Re Group
  Limited...............................
Share Purchase Contracts of Scottish Re
  Group Limited.........................
Share Purchase Units of Scottish Re
  Group Limited.........................
Preferred Securities of Scottish
  Holdings Statutory Trust II...........
Preferred Securities of Scottish
  Holdings Statutory Trust III..........
Guarantees of Preferred Securities
  of  Scottish Holdings Statutory
  Trust II and Scottish Holdings
  Statutory Trust III by Scottish Re
  Group Limited (4)...................
Total...................................      $500,000,000           100%                 $500,000,000 (5)           $46,000 (6)
====================================================================================================================================

                            -----------------------
(1) Such indeterminate number or amount of senior debt securities and subordinated debt securities, Ordinary Shares, Preferred Shares, Depositary Shares, Share Purchase Contracts, Share Purchase Units of Scottish Re Group Limited and Preferred Securities of Scottish Holdings Statutory Trust II and Scottish Holdings Statutory Trust III as may from time to time be issued at indeterminate prices. Subordinated Debt Securities of Scottish Re Group Limited may be issued and sold to Scottish Holdings Statutory Trust II and Scottish Holdings Statutory Trust III, in which event such Subordinated Debt Securities may later be distributed to the holders of Preferred Securities upon a dissolution of Scottish Holdings Statutory Trust II or Scottish Holdings Statutory Trust III, and the distribution of the assets thereof.

(2) Such amount in U.S. dollars or the equivalent thereof in foreign currencies as shall result in an aggregate initial offering price for all securities of $500,000,000. In addition, this registration statement includes such presently indeterminate number of offered securities as may be issuable from time to time upon conversion or exchange of the offered securities being registered hereunder.

(3) The registration fee is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and exclusive of accrued interest and dividends, if any.

(4) Scottish Re Group Limited is also registering under this registration statement all other obligations that it may have with respect to Preferred Securities issued by Scottish Holdings Statutory Trust II and Scottish Holdings Statutory Trust III. No separate consideration will be received for any Guarantee or any other obligations.

(5) No separate consideration will be received for the Senior Debt Securities, Subordinated Debt Securities, Preferred Shares, or Ordinary Shares issuable upon conversion or settlement of or in exchange for any securities registered hereunder that provide for conversion, settlement or exchange into such securities.

(6)  This amount has been previously paid.

                                EXPLANATORY NOTE

     This Post-Effective Amendment No. 1 to the Registration Statement (No. 333-104545) on Form S-3 of Scottish Re Group Limited is being filed pursuant to Rule 462(d) of the Securities Act of 1933, as amended, for the sole purpose of filing certain exhibits, and accordingly, it shall become effective immediately upon filing with the Securities and Exchange Commission.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities registered hereby, other than underwriting discounts and commissions:

     Securities and Exchange Commission                              $  46,000
          registration fee.....................................
     Printing and engraving expenses...........................         75,000
     Accounting fees and expenses..............................        100,000
     Rating agency fees........................................        200,000
     Legal fees and expenses...................................        200,000
     Blue Sky fees and expenses................................          5,000
                                                                     ---------
              Total............................................      $ 626,000
                                                                     =========


ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     Cayman Islands law permits a company's articles of association to provide for the indemnification of officers and directors, except to the extent that such provision may be held by the Cayman Islands courts to be contrary to public policy (for instance, for purporting to provide indemnification against the consequences of committing a crime). In addition, an officer or director may not be indemnified for his own dishonesty, willful neglect or default. Our Articles of Association contain provisions providing for the indemnification by Scottish Re Group Limited of an officer, director or employee of Scottish Re Group Limited for threatened, pending or contemplated actions, suits or proceedings, whether civil, criminal, administrative or investigative, brought against such indemnified person by reason of the fact that such person was an officer, director or employee of Scottish Re Group Limited. In addition, the Board of Directors may authorize Scottish Re Group Limited to purchase insurance on behalf of any such person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not Scottish Re Group Limited would have the power to indemnify him against such liability under the provisions of the Articles of Association. Scottish Re Group Limited maintains directors and officers liability insurance. Scottish Re Group Limited has also entered into indemnity agreements with each of its executive officers and directors. The Articles of Association provide that directors of Scottish Re Group Limited shall have no personal liability to Scottish Re Group Limited or its shareholders for monetary damages for breach of fiduciary or other duties as a director, except for (1) any breach of a director's duty of loyalty to Scottish Re Group Limited or its shareholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) a payment of a dividend on shares of Scottish Re Group Limited or a purchase or redemption of shares of Scottish Re Group Limited in violation of law; or (4) any transaction from which a director derived an improper personal benefit. Reference is made to the Purchase Agreement in the form filed as an exhibit for provisions providing that the Initial Purchasers are obligated, under certain circumstances, to indemnify the directors, certain officers and controlling persons of Scottish Re Group Limited again liabilities under the Securities Act of 1933, as amended.

     Section 3817 of the Delaware Code governing business trusts provides that a business trust shall have the power to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever.

     The Declaration of each Scottish Holdings Trust provides that no trustee or any of its affiliates (as defined in the relevant document), officers, directors, shareholders, members, partners, employees, representatives or agents, nor any employee or agent of such Scottish Holdings Trust or its affiliates (each an "Indemnified Person"), shall be liable, responsible or accountable in damages or otherwise to such Scottish Holdings Trust, any officer, director, shareholder, partner, member, representative, employee or agent of the Trust or its affiliates, or any holder of the Trust Securities for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of such Scottish Holdings Trust and in a manner such Indemnified Person by the Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

     The Declaration of each Scottish Holdings Trust provides further that to the full extent permitted by law, we, as sponsor of such Scottish Holdings Trust, shall indemnify each Indemnified Person against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by such Indemnified Person by reason of the creation, operation or termination of such Scottish Holdings Trust or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of such Scottish Holdings Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by the applicable Declaration, except that no Indemnified Person by reason of negligence or willful misconduct with respect to such acts or omissions. The Declaration of each Scottish Holdings Trust further provides that we, as sponsor of such Scottish Holdings Trust, shall indemnify each Indemnified Person in advance for expenses (including legal fees and expenses) incurred by an Indemnified Person in defending any claim, damage, action, suit or proceeding upon our receipt, as sponsor of such Scottish Holdings Trust, of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that such Indemnified Person is not entitled to be indemnified by us, as sponsor of such Scottish Holdings Trust.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit
Number                     Description
------                     -----------

1.1       Form of Underwriting Agreement (Debt).*

1.2       Form of Underwriting Agreement (Equity).*

1.3       Form of Underwriting Agreement (Preferred Securities).*

3.1 Memorandum of Association of Scottish Re Group Limited, as amended as of December 14, 2001 (incorporated by reference to our Current Report on Form 8-K/A filed with the SEC on January 11, 2002).

3.2 Articles of Association of Scottish Re Group Limited, as amended as of May 2, 2002 (incorporated by reference to our Current Report on Form 8-K filed with the SEC on April 14, 2003).

4.1 Form of Senior Indenture to be entered into between the Company and The Bank of New York. The form or forms of senior debt securities with respect to each particular offering will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.**

4.2 Form of Subordinated Indenture to be entered into between the Company and The Bank of New York. The form or forms of subordinated debt securities with respect to each particular offering will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.**

4.3 Form of Junior Subordinated Indenture to be entered into between the Company and The Bank of New York. The form or forms of junior subordinated debt securities with respect to each particular offering will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.**

4.4       Form of Ordinary Share share certificate (previously filed as Exhibit
          4.1 to Form S-1, Registration Number 333-57227, filed October 27, 1998, and incorporated by reference herein).

4.5       Certificate of Trust of Scottish Holdings Statutory Trust II.**

4.6       Certificate of Trust of Scottish Holdings Statutory Trust III.**

4.7       Declaration of Trust of Scottish Holdings Statutory Trust II.**

4.8       Declaration of Trust of Scottish Holdings Statutory Trust III.**

4.9 Form of Amended and Restated Declaration of Trust for Scottish Holdings Statutory Trust II.**

4.10 Form of Amended and Restated Declaration of Trust for Scottish Holdings Statutory Trust III.**

4.11      Form of Trust Preferred Security (included in Exhibits 4.9 and 4.10).

Exhibit
Number                     Description
------                     -----------
4.12 Form of Guarantee Agreement with respect to Preferred Securities of Scottish Holdings Statutory Trust II.**

4.13 Form of Guarantee Agreement with respect to Preferred Securities of Scottish Holdings Statutory Trust III.**

4.14      Form of Deposit Agreement.**

4.15      Form of Depositary Receipt (included in Exhibit 4.14).

4.16      Form of Purchase Contract Agreement.**

4.17      Form of Pledge Agreement.**

5.1       Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P.**

5.2       Opinion of Maples and Calder.**

5.3 Opinion of Richards, Layton & Finger, P.A. with respect to Scottish Holdings Statutory Trust II.

5.4 Opinion of Richards, Layton & Finger, P.A. with respect to Scottish Holdings Statutory Trust III.

12.1 Statement re: Computation of ratio of earnings to fixed charges and earnings to combined fixed charges and Preferred Shares dividends.**

23.1      Consent of Ernst & Young LLP.

23.2      Consent of LeBoeuf, Lamb, Greene, & MacRae, L.L.P. (included in
          Exhibit 5.1).

23.3      Consent of Maples and Calder (included in Exhibit 5.2)

23.4 Consents of Richards, Layton & Finger, P.A. (included in Exhibits 5.3 and 5.4).

24.1      Powers of Attorney (included in signature pages).

25.1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Senior Indenture.

25.2 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Subordinated Indenture.**

25.3 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Junior Subordinated Indenture.**

25.4 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, with respect to the Amended and Restated Declaration of Trust of Scottish Holdings Statutory Trust II. **

Exhibit
Number                     Description
------                     -----------
25.5 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, with respect to the Amended and Restated Declaration of Trust of Scottish Holdings Statutory Trust III.**

25.6 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Preferred Securities Guarantee of the Company with respect to the Preferred Securities of Scottish Holdings Statutory Trust II.**

25.7 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Preferred Securities Guarantee of the Company with respect to the Preferred Securities of Scottish Holdings Statutory Trust III.**

 * To be filed in a subsequent Form 8-K.
** Previously filed.

ITEM 17. UNDERTAKINGS.

(a) The undersigned registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual report pursuant to Section 13(a) or 15(d) of the Securities

     Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrants hereby undertake to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, (i) the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Scottish Re Group Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda, on the 11th of September, 2003.

                                              Scottish Re Group Limited

                                         By:  /s/ Scott E. Willkomm
                                              ----------------------------------
                                                      Scott E. Willkomm
                                                         President

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on the 11th day of September, 2003.

SIGNATURE                                   TITLE
---------                                   -----

        /s/ Michael C. French               Chief Executive Officer and Chairman
-----------------------------------------       of the Board of Directors
            Michael C. French                  (Principal Executive Officer)


        /s/ Scott E. Willkomm               President and Director
-----------------------------------------      (Authorized Representative
            Scott E. Willkomm                  in the United States)


       /s/ Elizabeth A. Murphy              Chief Financial Officer (Principal
-----------------------------------------      Financial and Accounting Officer)
           Elizabeth A. Murphy

                    *                       Director
-----------------------------------------
              Michael Austin

                    *                       Director
-----------------------------------------
       G. William Caulfeild-Browne

                    *                       Director
-----------------------------------------
             Robert M. Chmely

                    *                       Director
-----------------------------------------
            Lord Norman Lamont

                    *                       Director
-----------------------------------------
             Hazel R. O'Leary

                    *                       Director
-----------------------------------------
             Glenn S. Schafer

                    *                       Director
-----------------------------------------
              Khanh T. Tran

*By:  /s/ Scott E. Willkomm
          Scott E. Willkomm,
-----------------------------------------
            Attorney-in-fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each of Scottish Holdings Statutory Trust II and Scottish Holdings Statutory Trust III certify that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda, on the 11th of September, 2003.

                                           SCOTTISH HOLDINGS STATUTORY TRUST II


                                           By:  Scottish Re Group Limited,
                                                   as Sponsor


                                           By:         /s/ Scott E. Willkomm
                                                --------------------------------
                                                           Scott E. Willkomm
                                                           President



                                           SCOTTISH HOLDINGS STATUTORY TRUST III


                                           By:  Scottish Re Group Limited,
                                                   as Sponsor


                                           By:         /s/ Scott E. Willkomm
                                                --------------------------------
                                                           Scott E. Willkomm
                                                           President

                                  EXHIBIT INDEX


Exhibit
Number                     Description
------                     -----------

1.1       Form of Underwriting Agreement (Debt).*

1.2       Form of Underwriting Agreement (Equity).*

1.3       Form of Underwriting Agreement (Preferred Securities).*

3.1 Memorandum of Association of Scottish Re Group Limited, as amended as of December 14, 2001 (incorporated by reference to our Current Report on Form 8-K/A filed with the SEC on January 11, 2002).

3.2 Articles of Association of Scottish Re Group Limited, as amended as of May 2, 2002 (incorporated by reference to our Current Report on Form 8-K filed with the SEC on April 14, 2003).

4.1 Form of Senior Indenture to be entered into between the Company and The Bank of New York. The form or forms of senior debt securities with respect to each particular offering will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.**

4.2 Form of Subordinated Indenture to be entered into between the Company and The Bank of New York. The form or forms of subordinated debt securities with respect to each particular offering will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.**

4.3 Form of Junior Subordinated Indenture to be entered into between the Company and The Bank of New York. The form or forms of junior subordinated debt securities with respect to each particular offering will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.**

4.4       Form of Ordinary Share share certificate (previously filed as Exhibit
          4.1 to Form S-1, Registration Number 333-57227, filed October 27, 1998, and incorporated by reference herein).

4.5       Certificate of Trust of Scottish Holdings Statutory Trust II.**

4.6       Certificate of Trust of Scottish Holdings Statutory Trust III.**

4.7       Declaration of Trust of Scottish Holdings Statutory Trust II.**

4.8       Declaration of Trust of Scottish Holdings Statutory Trust III.**

4.9 Form of Amended and Restated Declaration of Trust for Scottish Holdings Statutory Trust II.**

4.10 Form of Amended and Restated Declaration of Trust for Scottish Holdings Statutory Trust III.**

4.11      Form of Trust Preferred Security (included in Exhibits 4.9 and 4.10).

Exhibit
Number                     Description
------                     -----------

4.12 Form of Guarantee Agreement with respect to Preferred Securities of Scottish Holdings Statutory Trust II.**

4.13 Form of Guarantee Agreement with respect to Preferred Securities of Scottish Holdings Statutory Trust III.**

4.14      Form of Deposit Agreement.**

4.15      Form of Depositary Receipt (included in Exhibit 4.14).

4.16      Form of Purchase Contract Agreement.**

4.17      Form of Pledge Agreement.**

5.1       Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P.**

5.2       Opinion of Maples and Calder.**

5.3 Opinion of Richards, Layton & Finger, P.A. with respect to Scottish Holdings Statutory Trust II.

5.4 Opinion of Richards, Layton & Finger, P.A. with respect to Scottish Holdings Statutory Trust III.

12.1 Statement re: Computation of ratio of earnings to fixed charges and earnings to combined fixed charges and Preferred Shares dividends.**

23.1      Consent of Ernst & Young LLP.

23.2      Consent of LeBoeuf, Lamb, Greene, & MacRae, L.L.P. (included in
          Exhibit 5.1).

23.3      Consent of Maples and Calder (included in Exhibit 5.2)

23.4 Consents of Richards, Layton & Finger, P.A. (included in Exhibits 5.3 and 5.4).

24.1      Powers of Attorney (included in signature pages).

25.1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Senior Indenture.

25.2 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Subordinated Indenture.**

25.3 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Junior Subordinated Indenture.**

25.4 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, with respect to the Amended and Restated Declaration of Trust of Scottish Holdings Statutory Trust II. **


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Exhibit
Number                     Description
------                     -----------

25.5 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, with respect to the Amended and Restated Declaration of Trust of Scottish Holdings Statutory Trust III.**

25.6 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Preferred Securities Guarantee of the Company with respect to the Preferred Securities of Scottish Holdings Statutory Trust II.**

25.7 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Preferred Securities Guarantee of the Company with respect to the Preferred Securities of Scottish Holdings Statutory Trust III.**

 * To be filed in a subsequent Form 8-K.
** Previously filed.


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